Exhibit 99.1 NEWS RELEASE Contact: Jesse Ngoo Phone Number: 817-845-2622 Email: jesse.ngoo@fleishman.com

GlobalSCAPE® GIVES BUSINESS USERS SECURE AND CONVENIENT MOBILE FILE ACCESS

First GlobalSCAPE business solution to use innovative technology from recently acquired TappIn™, Inc.

SAN FRANCISCO - Feb. 27, 2012-GlobalSCAPE, Inc. (NYSE Amex: GSB) introduced a new capability today that enables users to securely access their business files from any popular smartphone or mobile device. The new capability, Secure Mobile Access™ module, combines TappIn's mobile file access with GlobalSCAPE's proven solution, Enhanced File Transfer (EFT) Server™, and allows businesses and IT departments to control the rapidly growing "Bring Your Own Device" trend.

The Secure Mobile Access module represents the first significant product integration with mobile file sharing innovator TappIn, Inc. since it was acquired by GlobalSCAPE last December. In just two months following the acquisition, GlobalSCAPE completed development to combine the convenience of TappIn's mobile file access with the strong security measures of EFT Server.

In EFT Server, administrators have a variety of options for managing and controlling user access. With the Secure Mobile Access module, users can access files inside folders, including read-only access for specific users, with the easy-to-use TappIn interface after activating a TappIn account on their mobile device. Because the files are being accessed directly from the source, such as an office computer, and are not stored in the cloud, there is no uploading required before accessing the files.

"In today's always-on environment, businesses know that employees need and are finding ways to access work files from mobile devices. GlobalSCAPE's Secure Mobile Access module delivers the convenient access that business users demand with GlobalSCAPE's enterprise-grade secure file transfer solution, EFT Server," says GlobalSCAPE CEO Jim Morris. "TappIn's expertise gives us a significant advantage in developing an advanced, effective mobile access solution, and we're pleased to now offer these enhanced capabilities to our business customers."

For more information please visit www.globalscape.com or stop by GlobalSCAPE's booth number 1659 at the RSA 2012 Conference Feb. 28 to Mar. 1 to see a demo of this new capability.

About GlobalSCAPE

San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE Amex:GSB) is a leading provider of software and services that enable customers to access and share information quickly, securely, and reliably. Beginning in 1996 with its CuteFTP® product, GlobalSCAPE has been helping businesses and consumers -- including 15,000 companies in more than 150 countries -- facilitate cost-effective, secure information exchange. With its 2011 acquisition of Seattle-based TappIn, Inc., GlobalSCAPE also offers customers the ability to access and share documents, pictures, videos, and music -- anytime, from anywhere -- easily and securely, without the need for uploading, syncing, or paying for cloud storage. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2010 calendar year, filed with the Securities and Exchange Commission on March 29, 2011.